EXHIBIT 1
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IDENTIFICATION AND CLASSIFICATION OF THE SUBSIDIARIES WHICH ACQUIRED SECURITIES
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Citibank,  N.A.  is a bank as defined  in Section  3(a)(6) of the Act (15 U.S.C.
78c)

Citigroup Financial Products, Inc. is chartered in Delaware and headquartered in New York, NY.

Each  of  the  undersigned   hereby  affirms  the   identification  and  Item  3
classification of the subsidiaries which acquired the security holdings reported in this Schedule 13G.


Date: January 21, 2010



                                         CITIGROUP INC.


                                         By: /s/ Ali L. Karshan
                                         -------------------------------------
                                         Name:  Ali L. Karshan
                                         Title: Assistant Secretary